SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

|_|   Preliminary Information Statement

|_|   Confidential, for Use of the Commission Only (as permitted by Rule
      14c-5(d)2))

|X|   Definitive Information Statement


                       MEDSTRONG INTERNATIONAL CORPORATION
                  (Name of Registrant as Specified in Charter)

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|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.    Title of each class of securities to which transaction applies:

2.    Aggregate number of securities to which transaction applies:


3. Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.    Proposed maximum aggregate value of transaction:

5.    Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_|   Check box if any part of the fee is offset as provided by Exchange Act
Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.    Amount Previously Paid:
2.    Form Schedule or Registration Statement No.:
3.    Filing Party:
4.    Date Filed:

                       SCHEDULE 14C INFORMATION STATEMENT
            PURSUANT TO REGULATION 14C OF THE SECURITIES EXCHANGE ACT
                               OF 1934, AS AMENDED


                       MEDSTRONG INTERNATIONAL CORPORATION
                          350 BEDFORD STREET, SUITE 203
                           STAMFORD, CONNECTICUT 06901
                            TELEPHONE: (203) 352-8807

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


This Information Statement is being furnished to our shareholders on behalf of our board of directors pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our shareholders of an amendment to our Articles of Incorporation (1) to increase the number of shares of common stock, par value $.001 per share, that we are authorized to issue from 75,000,000 shares to 1,000,000,000 shares and (2) to authorize a new class of 10,000,000 shares of preferred stock, par value $.001 per share, and to authorize the Board of Directors to issue one or more series of the preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of such directors. The Company currently has no commitments or plans for the issuance of any shares of common stock or preferred stock. This Information Statement is being furnished to the shareholders of record of our common stock, par value $.001 per share, on the record date as determined by our board of directors to be the close of business on July 17, 2006.

Our board of directors approved the amendment to our Articles of Incorporation increase our authorized common stock from 75,000,000 shares to 1,000,000,000 shares and to authorize a new class of 10,000,000 shares of preferred stock. Our Company thereafter received the written consent from a shareholder of our company holding a majority of the outstanding shares of our common stock on June 30, 2006. Upon the expiration of the 20 day period required by Rule 14c-2 and in accordance with the provisions of the General Corporation Law of the State of Delaware, our Company intends to file a Certificate of Amendment to our Articles of Incorporation to effect the amendments to increase our authorized common stock and to authorize the new class of preferred stock. The Certificate of Amendment will not be filed until at least 20 days after we file the Information Statement with the Securities and Exchange Commission and deliver the Information Statement to our shareholders of record.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it has been accepted for filing by the Secretary of State of the State of Delaware. We anticipate that our Company will file the Certificate of Amendment 20 days after the Definitive Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held on the record date.

Our board of directors has fixed the close of business on July 17, 2006, as the record date for determining the holders of our common stock who are entitled to receive this Information Statement. As of July 14, 2006, there were 72,958,000 shares of our common stock issued and outstanding. We anticipate that this Information Statement will be mailed on or about July 21, 2006, to our shareholders of record.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. any director or officer of our company since January 1, 2005, being the commencement of our last completed audited financial year;

2.    any proposed nominee for election as a director of our company; and

3.    any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are set forth below in the section entitled "Principal Shareholders and Security Ownership of Management".

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

The following table contains information relating to the beneficial ownership of Common Stock by members of the Board of Directors and the Company's officers as a group, as well as certain other beneficial owners as of June 30, 2006. Information as to the number of shares of Common Stock owned and the nature of ownership has been provided by these individuals or is based on Schedules 13D, or amendments thereto, received by the Company as filed with the Securities and Exchange Commission, or other information, and is not within the direct knowledge of the Company. Unless otherwise indicated, the named individuals possess sole voting and investment power with respect to the shares listed.

Name and Address of
Beneficial Owner           Shares Beneficially Owned (1) (2)
                                   Number                       Percent
-----------------------------------------------------------------------
Jeanine M. Folz (3)              1,750,000                        2.34%

Robert M. Cohen (4)                731,340                        1.00%

Joel San Antonio (5)            13,320,000                       18.26%

Charles Stiene (6)               4,000,000                        5.48%

Mountain View Capital
Partners, Inc. (7)              40,000,000                       54.83%

All current directors and
executive officers of
MedStrong, as a group (3)(4)     2,481,340                        3.34%
 (2 persons)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

(2) The number and percentage of shares beneficially owned are based on 72,958,000 shares of common stock issued and outstanding as of June 30, 2006. Except as disclosed as to Ms. Folz and Mr. Cohen, none of the above listed stockholders have the right to acquire beneficial ownership of any shares of the Company's common stock within 60 days after the date of this Annual Report on Form 10-KSB.

(3) Ms. Folz's address is c/o Medstrong International Corporation, 350 Bedford St., Stamford, CT 06901. Ms. Folz has the right to acquire 1,500,000 shares of common stock as follows: 750,000 shares at a price of $.05 per share, pursuant to options, 250,000 of which expire November 15, 2014, 250,000 of which expire February 13, 2015, and 250,000 of which expire May 14, 2015; 250,000 shares at a price of $.021 per share, which expire August 14, 2015; and 750,000 shares at a price of $.02 per share, 250,000 of which expire November 14, 2015, 250,000 of which expire February 14, 2016, and 250,000 of which expire May 15, 2016.

(4) Mr. Cohen, as a result of his majority ownership of Robert M. Cohen & Co. Inc., the underwriter of the Company's initial public offering, holds warrants, expiring December 31, 2009, to purchase 365,670 units, each unit consisting of one share of the Company's common stock and one warrant, expiring December 31, 2009, to purchase the Company's common stock for a purchase price of $.40 per share, at a purchase price of $.40 per unit. Mr. Cohen's address is c/o Medstrong International Corporation, 350 Bedford St., Stamford, CT 06901.

(5) Shares owned by Mr. San Antonio include an aggregate of 1,000,000 shares held by Mr. San Antonio as custodian for his two minor children and 250,000 shares owned by Mr. San Antonio's wife, of which 250,000 shares Mr. San Antonio disclaims beneficial ownership. Mr. San Antonio's address is c/o Warrantech Corporation, 350 Bedford St. #203, Stamford, CT 06901.

(6) Mr. Stiene's address is 119 Sea Cove Road, Northport, NY 11768.

(7) The address for Mountain View Capital Partners, Inc. is 9858 Clintmoore Road, C-111, #300, Boca Raton, Florida 33496. Mr. Gary Schultheis is the President of Mountain View Capital Partners, Inc.

As of the record date, there were 72,958,000 shares of common stock issued and outstanding, with a par value of $.001 per share, in the capital of our company. Each share of our company's common stock is entitled to one vote.

AMENDMENTS TO OUR COMPANY'S ARTICLES

Increase in Authorized Common Stock

      The Board of Directors of the Company on June 30, 2006, adopted a resolution approving and recommending to the Company's stockholders for their approval an amendment to the Company's Articles of Incorporation to provide for an increase of the number of shares of Common Stock that the Company is authorized to issue from 75,000,000 to 1,000,000,000.

      The Board of Directors recommends the proposed increase in the authorized number of shares of Common Stock to insure that a sufficient number of authorized and unissued shares is available (i) for the outstanding warrants and options, pursuant to which 8,023,340 shares are reserved, availability of the full number of shares so reserved being subject to approval of this amendment;
(ii) to raise additional capital for the operations of the Company; and (iii) to make options and shares available to employees, future non-employee directors and consultants of the Company as an incentive for services provided to the Company. Such shares would be available for issuance by the Board of Directors of the Company without further action by the stockholders, unless required by the Company's Certificate of Incorporation or by the laws of the State of Delaware. Neither the presently authorized shares of Common Stock nor the additional shares of Common Stock that may be authorized pursuant to the proposed amendment carry preemptive rights.

      As of June 30, 2006, with 75,000,000 shares of Common Stock authorized, we had 72,958,000 shares of common stock issued and outstanding, and 8,023,340 shares of Common Stock reserved for issuance upon exercise of outstanding warrants and options. Therefore, as of June 30, 2006, we have no shares available for issuance upon grant of future options or for other corporate purposes. Moreover, approval of this amendment will be necessary for us to be able to issue the full number of shares reserved for outstanding warrants and options. There are currently no set plans or arrangements relating to the possible issuance of any additional shares of Common Stock proposed to be authorized.

      The additional shares of Common Stock, if issued, would have a dilutive effect upon the percentage of equity of the Company owned by present stockholders. The issuance of such additional shares of Common Stock might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends, has never adopted any policy with respect to the payment of dividends and does not intend to pay any cash dividends in the foreseeable future. In addition, the issuance of such additional shares of Common Stock, by reducing the percentage of equity of the Company owned by present stockholders, would reduce such present stockholders' ability to influence the election of directors or any other action taken by the holders of Common Stock.

Authorization of New Class of Preferred Stock

The Board of Directors of the Company on June 30, 2006, adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval an amendment to the Company's Certificate of Incorporation to authorize a new class of 10,000,000 shares of preferred stock, par value $.001 per share, and to authorize the Board of Directors to issue one or more series of the preferred stock with such designations, rights, preferences, limitations and/or restrictions as it should determine by vote of a majority of such directors. The Company's Certificate of Incorporation currently only permits the Company to issue shares of common stock. This, the Company believes, has limited the Company's flexibility in seeking additional working capital. The Board of Directors has recommended that the Certificate of Incorporation be amended to authorize a class of 10,000,000 shares of preferred stock and to allow the Board of Directors of the Company the widest possible flexibility in setting the terms of preferred stock that may be issued in the future. The Company will, therefore, be afforded the greatest flexibility possible in seeking additional financing, as the Board of Directors deems appropriate in the exercise of its reasonable business judgment. The Company currently has no commitments or plans for the issuance of any shares of preferred stock.

Under our Articles of Incorporation as amended by this amendment, the Board of Directors will have the right, without further stockholder approval or action, to issue up to 10,000,000 shares of preferred stock, having such rights and preferences, including voting rights, as the Board of Directors may determine. The ability of the Company to issue such shares of preferred stock may, under certain circumstances, make it more difficult for a third party to gain control of the Company (e.g., by means of a tender offer), prevent or substantially delay such a change of control, discourage bids for the common stock at a premium, or otherwise adversely affect the market price of the common stock.

SHAREHOLDER APPROVAL OF PROPOSED AMENDMENTS

Our company obtained shareholder approval for the amendment to increase the number of shares of our common stock that we are authorized to issue from 75,000,000 shares to 1,000,000,000 shares, and to authorize a new class of 10,000,000 shares of preferred stock, by written consent on June 30, 2006, from our majority shareholder holding 40,000,000, or 54.83%, of the issued and outstanding shares of our common stock. The amendment authorizing the increase in our common stock and the new class of preferred stock will not become effective until (i) at least 20 days after we deliver the Information Statement to our shareholders of record, (ii) we file the Information Statement with the Securities and Exchange Commission and (iii) the Certificate of Amendment has been accepted for filing by the Secretary of State of the State of Delaware.

DISSENTERS' RIGHTS

Pursuant to the General Corporation Law of the State of Delaware, shareholders of our common stock are not entitled to dissenters' rights of appraisal with respect to the authorization of the increase in our authorized common stock or the new class of preferred stock.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our Company, including financial statements, you may refer to our Form 10-KSB and other periodic reports filed with the Securities and Exchange Commission from time to time. Copies are available on the Securities and Exchange Commission's EDGAR database located at www.sec.gov.

Pursuant to the requirements of the Securities Exchange Act of 1934, Medstrong International Corporation has duly caused this Information Statement to be signed by the undersigned hereunto authorized.

July 21, 2006.

MEDSTRONG INTERNATIONAL CORPORATION

By: /s/ Jeanine Folz
        Jeanine Folz
        Chief Executive Officer

                                   APPENDIX A

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       MEDSTRONG INTERNATIONAL CORPORATION

      Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Medstrong International Corporation (the "corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

      FIRST: That the Board of Directors of the corporation on June 30, 2006, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation:

      RESOLVED, that the Board of Directors declares advisable, and recommends to the stockholders for adoption, the following amended Article FOURTH to replace, in its entirety, the Article FOURTH of the corporation's Certificate of
Incorporation:

            FOURTH: The corporation is authorized to issue two classes of shares of stock, designated "Common Stock" and "Preferred Stock". The total number of shares that the corporation is authorized to issue is One Billion Ten Million (1,010,000,000) shares. The number of shares of Common Stock authorized is One Billion (1,000,000,000) shares, $0.001 par value per share. The number of shares of Preferred Stock authorized is Ten Million (10,000,000) shares, $0.001 par value per share.

            Authority is hereby expressly vested in the Board of Directors of the corporation, subject to the provisions of this Article FOURTH and to the limitations prescribed by law, to authorize the issue from time to time of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions adopted by the affirmative vote of a majority of the whole Board of Directors providing for the issue of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

      (a) The number of shares constituting the series and the designation of such series;
      (b) The dividend rate on the shares of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes or series of the corporation's capital stock, and whether such dividends shall be cumulative or non-cumulative;
      (c) Whether the shares of such series shall be subject to redemption by the corporation at the option of either the corporation or the holder or both or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices and other terms and conditions of such redemption;
      (d) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

      (e) Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or any other series of the same or any other class or classes of the corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments, and other terms and conditions of such conversions or exchanges;
      (f) The restrictions, if any, on the issue or reissue of any additional Preferred Stock;
      (g) The rights of the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and
      (h) The provisions as to voting, optional and/or other special rights and preferences, if any.

      Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

            If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

      SECOND: That the amendment was fully approved and adopted by the affirmative written consent of the majority of shares outstanding, in accordance with the provisions of Sections 211 and 216 of the General Corporation Law of the State of Delaware.


IN WITNESS WHEREOF, the corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by its President and attested to by its Secretary this ____ day of August, 2006.

                                            Medstrong International Corporation


                                            By: _______________________________
                                                President


ATTEST:


----------------------------
Secretary